UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Star Bulk Carriers Corp.
(Exact name of Issuer as specified in its charter)
Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(IRS Employer Identification No.)
40 Ag. Konstantinou Avenue Aethrion Center, Suite B34 Maroussi 15124 Athens, Greece
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share Warrants	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: No. 333-141296 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.      Description of Registrant’s Securities to be Registered.

The classes of securities to be registered hereunder are the shares of common stock, $0.01 par value per share, and the warrants of Star Bulk Carriers Corp. (the “Registrant”).  The description of capital stock set forth under the captions “Description of Star Bulk Securities—Common Stock” and “Description of Star Maritime Securities—Warrants” in the prospectus included in the Registrant’s registration statement on Form F-1/F-4 (No. 333-141296), as initially filed with the Securities and Exchange Commission on March 14, 2007, as amended or supplemented, is incorporated herein by reference.

Item 2.      Exhibits.

The following exhibits are filed as part of this registration statement:

No.	Exhibit
3.1	Amended and Restated Articles of Incorporation*
3.2	Amended and Restated By-laws*
4.1	Specimen Common Share Certificate*
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant***

*	Filed as exhibits to the Company's registration statement on Form F-1/F-4 filed on March 14, 2007 (File No. 333-141296) and incorporated herein by reference.

**
Filed as exhibit 4.3 to the registration statement on Form S-1 of the Company’s predecessor Star Maritime Acquisition Corp. filed on October 26, 2005 (File No. 333-125662) and incorporated herein by reference.

***
Filed as exhibit 4.4 to the registration statement on Form S-1 of the Company’s predecessor Star Maritime Acquisition Corp. filed on December 13, 2005 (File No. 333-125662) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 29, 2007	STAR BULK CARRIERS CORP. By: /s/ Prokopios Tsirigakis_____________ Name: Prokopios Tsirigakis Title: Chief Executive Officer and President

SK 25767 0001 832625